UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2013

HEMAGEN DIAGNOSTICS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-11700	04-2869857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
9033 Red Branch Road, Columbia, MD
21045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (410) 740-3198

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 30, 2013 Hemagen Diagnostics, Inc. issued the press release filed as Exhibit 99 herewith.

Item 9.01  Financial Statements And Exhibits.

       (d)   Exhibits.

99	Press Release dated January 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2013	HEMAGEN DIAGNOSTICS, INC By /s/ William P. Hales William P. Hales Chairman, President and Chief Executive Officer

EXHIBIT 99

Hemagen  Announces Filing of Form 15 to Suspend SEC Reporting Obligations

Columbia, MD., January 30, 2013 – Hemagen Diagnostics, Inc. (“Company”) (OTCBB: HMGN) a biotechnology company that develops, manufactures, and markets approximately 70 Food and Drug Administration cleared proprietary medical diagnostic test kits and components worldwide, announced today that it has filed a Form 15 with the United States Securities and Exchange Commission ("SEC") to voluntarily delist the Company's securities and thus suspend  the Company’s public reporting obligations under the SEC Act of 1934.

Upon the filing of the Form 15, the Company's obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended.

Hemagen expects the registration of its common stock will be terminated 90 days after such filing, in accordance with SEC regulations. Upon termination of the registration of its common stock, the Company's securities will not be eligible for trading on any national exchange or the OTC Bulletin Board.  Shareholders can call Hemagen at 800-436-2436 with questions about trading in the Company’s securities.

"The Company's board of directors approved the filing of the Form 15 after careful consideration of the  advantages and disadvantages of continuing its SEC reporting obligations," said Hemagen President & Chief Executive Officer William P. Hales. "We believe that  this is a positive step for Hemagen.  Suspending the SEC reporting obligations will allow the Company to significantly lower operating costs and management time associated with SEC reporting and Sarbanes Oxley compliance, and will allow us to allocate those resources elsewhere.  In addition, it will also allow us to keep competitive business information confidential and allow us greater flexibility in exploring corporate transactions.  We will continue to focus on strengthening our high quality product offerings and building shareholder value.”

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this report that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Forward looking statements may be identified by words such as “estimates”, “anticipates”, “projects”, “plans”, “expects”, “intends”, “believes”, “should” and similar expressions or the negative versions thereof and by the context in which they are used. Such statements, whether express or implied, are based on current expectations of the company and speak only as of the date made. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Hemagen undertakes no obligation to update any forward-looking statements as a result of new information or to reflect events or circumstances after the date on which they are made or otherwise.

Statements concerning the establishments of reserves and adjustments for dated and obsolete products, expected financial performance, on-going business strategies and possible future action which Hemagen intends to pursue to achieve strategic objectives constitute forward-looking information. All forward looking statements, including those relating to the sufficiency of such charges, implementation of strategies and the achievement of financial performance are each subject to numerous conditions, uncertainties, risks and other factors. Factors which could cause actual performance to differ materially from these forward-looking statements, include, without limitation, management’s analysis of Hemagen’s assets, liabilities and operations, the failure to sell date–sensitive inventory prior to its expiration, competition, new product development by competitors which could render particular products obsolete, the inability to develop or acquire and successfully introduce new products or improvements of existing products, recessionary pressures on the economy and the markets in which our customers operate, costs and difficulties in complying with the laws and regulations administered by the United States Food and  Drug Administration, changes in the relative strength of the U.S. Dollar and Brazilian Reals, unfavorable political or economic developments in Brazilian operations, the ability to assimilate successfully product acquisitions and other factors disclosed in our reports on Forms 10-K, 10-Q and 8-K filed with the SEC.